GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
REPORTS SALES AND EARNINGS
FOR THE FIRST QUARTER ENDED MARCH 31, 2017

- Company Reports Sales of $3.9 Billion and Earnings Per Share of $1.08 -
- Raises 2017 Earnings Per Share Outlook -

Atlanta, Georgia, April 19, 2017 — Genuine Parts Company (NYSE: GPC) announced today first quarter sales and earnings for the quarter ended March 31, 2017.

Sales for the first quarter ended March 31, 2017 were $3.91 billion, a 5% increase compared to $3.72 billion for the same period in 2016. Net income for the first quarter was $160.2 million compared to $158.0 million recorded for the same period in the previous year. Earnings per share on a diluted basis were $1.08, up 3% from $1.05 for the first quarter last year.

Paul Donahue, President and Chief Executive Officer, commented, “We are pleased that our total sales increase in the first quarter of 2017 represents positive sequential sales improvement and is our strongest quarterly growth since the fourth quarter of 2014. As a diversified global distributor, we benefited from strong total sales growth in our international automotive, industrial, electrical and office operations. The strength in these areas was partially offset by the headwinds in our U.S. automotive business, which we are working to overcome.”

First quarter sales for the Automotive Group were up 3%, including an approximate 0.5% comparable sales increase. Sales at Motion Industries, our Industrial Group, were up 7%, including a 3% comparable sales increase, and sales at EIS, our Electrical/Electronic Group, were up 5%, with comparable sales up 2.5%. Sales for S.P. Richards, our Office Products Group, were up 9% for the quarter, including a 2.5% decrease in comparable sales.

Mr. Donahue concluded, “It is encouraging that our overall growth was driven by sales increases across all four of our businesses, with positive comparable sales in all but one segment. Our teams have worked hard to position the Company for stronger growth and remain focused on key sales and cost initiatives to build on our first quarter performance as we move forward in the year. We are excited by the future growth prospects across our broad platform, and will continue to support this growth with a strong balance sheet, solid cash flows and effective capital allocation intended to maximize shareholder value.”

2017 Outlook

The Company expects sales to be up 3% to 4% for the full year, which is unchanged from the initial guidance, and is raising its outlook for diluted earnings per share to $4.75 to $4.85 compared to the initial outlook of $4.70 to $4.80.

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EDT to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investors”, or by dialing 800-949-2163, conference ID 2672294. A replay will also be available on the Company’s website or at 844-512-2921, conference ID 2672294, two hours after the completion of the call until 12:00 a.m. Eastern time on May 3, 2017.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, the Company’s ability to successfully implement its business initiatives in each of its four business segments; slowing demand for the Company’s products; changes in legislation or government regulations or policies; changes in general economic conditions, including unemployment, inflation or deflation; changes in tax policies; volatile exchange rates; high energy costs; uncertain credit markets and other macro-economic conditions; competitive product, service and pricing pressures; the ability to maintain favorable vendor arrangements and relationships; disruptions in our vendors’ operations; the Company’s ability to successfully integrate its acquired businesses; the uncertainties and costs of litigation; disruptions caused by a failure or breach of the Company’s information systems, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2016 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Vice President — Investor Relations – (678) 934-5628

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
	(in thousands, except per share data)
Net sales	$3,905,641	$3,718,267
Cost of goods sold	2,749,920	2,613,796

Gross profit	1,155,721	1,104,471
Operating expenses:
Selling, administrative & other expenses	873,814	823,172
Depreciation and amortization	38,132	34,654

	911,946	857,826
Income before income taxes	243,775	246,645
Income taxes	83,615	88,620

Net income	$160,160	$158,025

Basic net income per common share	$1.08	$1.06
Diluted net income per common share	$1.08	$1.05
Weighted average common shares outstanding	148,154	149,593
Dilutive effect of stock options and
non-vested restricted stock awards	634	749

Weighted average common shares outstanding – assuming dilution	148,788	150,342

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended March 31,
	2017	2016
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$1,998,383	$1,932,178
Industrial	1,232,082	1,152,627
Office Products	519,005	476,654
Electrical/Electronic Materials	184,417	175,847
Other (1)	(28,246)	(19,039)

Total net sales	$3,905,641	$3,718,267

Operating profit:
Automotive	$151,757	$153,710
Industrial	90,374	81,833
Office Products	31,119	34,204
Electrical/Electronic Materials	13,635	14,841

Total operating profit	286,885	284,588
Interest expense, net	(6,174)	(4,822)
Intangible amortization	(10,806)	(8,760)
Other, net	(26,130)	(24,361)

Income before income taxes	$243,775	$246,645

Capital expenditures	$24,806	$11,670

Depreciation and amortization	$38,132	$34,654

(1) Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2017	2016
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$177,917	$205,135
Trade accounts receivable, net	2,084,871	1,981,651
Merchandise inventories, net	3,287,042	3,074,641
Prepaid expenses and other current assets	644,232	508,841

TOTAL CURRENT ASSETS	6,194,062	5,770,268
Goodwill and other intangible assets, less accumulated amortization	1,608,466	1,412,985
Deferred tax assets	129,539	114,917
Other assets	497,553	504,153
Net property, plant and equipment	737,206	648,204

TOTAL ASSETS	$9,166,826	$8,450,527

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$3,230,985	$2,961,318
Current portion of debt	475,000	450,000
Income taxes payable	65,270	46,137
Dividends payable	99,824	98,339
Other current liabilities	708,754	656,132

TOTAL CURRENT LIABILITIES	4,579,833	4,211,926
Long-term debt	550,000	250,000
Pension and other post-retirement benefit liabilities	287,589	231,652
Deferred tax liabilities	49,328	50,736
Other long-term liabilities	467,732	462,501
Common stock	147,394	149,623
Retained earnings	4,021,848	3,944,626
Accumulated other comprehensive loss	(950,269)	(862,519)

TOTAL PARENT EQUITY	3,218,973	3,231,730
Noncontrolling interests in subsidiaries	13,371	11,982

TOTAL EQUITY	3,232,344	3,243,712

TOTAL LIABILITIES AND EQUITY	$9,166,826	$8,450,527

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2017	2016
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$160,160	$158,025
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,132	34,654
Share-based compensation	2,717	4,249
Excess tax benefits from share-based compensation	(1,546)	(5,144)
Changes in operating assets and liabilities	(97,643)	(56,739)

NET CASH PROVIDED BY OPERATING ACTIVITIES	101,820	135,045
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(24,806)	(11,670)
Acquisitions and other investing activities	(106,236)	(73,625)

NET CASH USED IN INVESTING ACTIVITIES	(131,042)	(85,295)
FINANCING ACTIVITIES:
Proceeds from debt	1,005,000	975,000
Payments on debt	(855,000)	(900,000)
Share-based awards exercised, net of taxes paid	(1,624)	(5,586)
Excess tax benefits from share-based compensation	—	5,144
Dividends paid	(97,584)	(92,596)
Purchases of stock	(91,984)	(46,431)

NET CASH USED IN FINANCING ACTIVITIES	(41,192)	(64,469)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	5,452	8,223

NET DECREASE IN CASH AND CASH EQUIVALENTS	(64,962)	(6,496)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	242,879	211,631

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$177,917	$205,135